UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2010

Commission file number 001-16111

GLOBAL PAYMENTS INC.

(Exact name of registrant as specified in charter)

Georgia	58-2567903
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

10 Glenlake Parkway, North Tower, Atlanta, Georgia	30328-3473
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 829-8000

NONE

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 26, 2010, Global Payments Inc. (the “Company”), completed the disposition of the Company’s DolEx and Europhil-branded money transfer business to an affiliate of Palladium Equity Partners, LLC. Under the terms of the Agreement, the Company received proceeds of $85 million.

The foregoing summary is not complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement filed as Exhibit 10.1 to the Company’s Form 8-K filed on November 18, 2009 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(b)	Pro forma financial information

The unaudited pro forma consolidated statements of income for the years ended May 31, 2009, 2008, and 2007 reflect the adjustment for the disposition of the money transfer business and are attached hereto as Exhibit 99.2.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated of May 26, 2010

99.2	Unaudited pro forma financial information

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Global Payments Inc. (Registrant)

Date: May 28, 2010	By:	/s/ David E. Mangum
David E. Mangum
Chief Financial Officer